UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2006

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

As previously disclosed, a complaint was filed against Rewards Network Inc. and certain of its subsidiaries (collectively, the “Corporation”) as a putative class action alleging that amounts paid by the Corporation to restaurants in California under the Corporation’s dining credits program constituted loans in violation of California usury laws and the California Unfair Competition Law. A description of this lawsuit is provided in Part II, Item 1 “Legal Proceedings” of the Corporation’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2006.

On July 20, 2006, the United States District Court for the Central District of California (“District Court”) issued a decision denying the Corporation’s motion for summary judgment and granting plaintiffs’ motion for summary judgment as to plaintiff’s usury and usury-based claims.

On August 23, 2006, the District Court issued an order granting the Corporation’s motion to certify an issue for interlocutory appeal to the United States Court of Appeals for the Ninth Circuit (“Ninth Circuit”). This order entitles the Corporation to petition the Ninth Circuit to grant appellate review of the District Court’s application of judicial estoppel in ruling on plaintiffs’ motion for summary judgment on their usury and usury-based claims. The Corporation is not able to provide any assurance that the Ninth Circuit will grant appellate review of the issue, or as to the ultimate outcome of any appellate review.

The Corporation issued a press release announcing the issuance of this order, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated August 24, 2006, issued by Rewards Network Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Roya Behnia Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: August 24, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release, dated August 24, 2006, issued by Rewards Network Inc.